                             RESTATED AND AMENDED

                         CERTIFICATE OF INCORPORATION
                                      OF
                                 COMPUSA INC.
                          UNDER SECTIONS 242 AND 245
                                    OF THE
                       DELAWARE GENERAL CORPORATION LAW


          We, James F. Halpin, President, and Mark R. Walker, Secretary, of CompUSA Inc., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the Corporation as follows:

                                  ARTICLE ONE

          The name of the Corporation is CompUSA Inc.

                                  ARTICLE TWO

          The original Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on November 28, 1988.

                                 ARTICLE THREE

          The name under which the Corporation was originally incorporated was SW Acquisition Corp.

                                 ARTICLE FOUR

          The amendment to the Corporation's previous Restated and Amended Certificate of Incorporation reflected herein was duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

                                 ARTICLE FIVE

          This Restated and Amended Certificate of Incorporation restates and integrates previous provisions and also amends the provisions of the Corporation's Certificate of Incorporation.

                                  ARTICLE SIX

          The text of the Restated and Amended Certificate of Incorporation of the Corporation, as amended hereby, is hereby restated to read in full as follows:

          FIRST.  The name of the Corporation is CompUSA Inc.

          SECOND. The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, Delaware 19804, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

          THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH. The total number of shares of capital stock the Corporation shall have authority to issue is 200,010,000 shares as follows:


                                  Number      Par Value   Aggregate
            Class of Stock        of Shares   Per Share     Amount
            --------------        ---------   ---------   ---------
             Preferred
       (the "Preferred Stock")      10,000       $.01       $100

              Common
       (the "Common Stock")      200,000,000     $.01     $2,000,000


                         A.  PREFERRED STOCK, $.01 PAR

          SECTION 1. DESIGNATION BY BOARD OF DIRECTORS. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to establish and designate the different series and to fix and determine the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, which powers, preferences, rights, qualifications, limitations and restrictions need not be uniform among series. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. Any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in them by this Article Fourth, Section A shall be set forth in a certificate of designation along with the number of shares of stock of such series as to which the resolution or resolutions shall apply and such certificate shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with (S)103 of the General Corporation Law of the State of Delaware. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a certificate likewise executed, acknowledged, filed and recorded, setting forth a statement that a specified increase or decrease therein has been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors. In case the number of such shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions. When no shares of any such class or series are outstanding, either because none were issued or because none remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that none of the authorized shares of such class or series are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to such class or series, may be executed, acknowledged, filed and recorded in the same manner as previously described and it shall have the effect of eliminating from the Restated and Amended Certificate of Incorporation all matters set forth in the certificate of designations with respect to such class or series of stock. If no shares of any such class or series established by a resolution or resolutions adopted by the Board of Directors have been issued, the voting powers, designations, preferences and relative, participating, optional or other rights, if any, with the qualifications, limitations or restrictions thereof, may be amended by a resolution or resolutions adopted by the Board of Directors. In the event of any such amendment, a certificate which (1) states that no shares of such class or series have been issued, (2) sets forth the copy of the amending resolution or resolutions and (3) if the designation of such class or series is being changed, indicates the original designation and the new designation, shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with (S)103 of the General Corporation Law of the State of Delaware.

          SECTION 2. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office (or at such other place as the Corporation reasonably designates) a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and, if applicable with respect to such series of Preferred Stock, dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate. The issuance of new certificates to holders of surrendered certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax with respect therefor or other cost incurred by the Corporation in connection with such issuance.

          SECTION 3. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any series of Preferred

Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such series represented by such lost, stolen, destroyed or mutilated certificate, and, if applicable with respect to such series of Preferred Stock, dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          SECTION 4. AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Section A shall be effective without the prior approval of the holders of a majority of the Preferred Stock outstanding at the time such action is taken.


                               B.  COMMON STOCK

          Except as otherwise provided in this Section B or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

          SECTION 1. VOTING RIGHTS. Except as otherwise provided in this Section B or as otherwise required by applicable law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

          SECTION 2. DIVIDENDS. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis. The rights of the holders of Common Stock to receive dividends are subject to the provisions of the Preferred Stock.

          SECTION 3. LIQUIDATION. Subject to the provisions of the Preferred Stock, the holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

          SECTION 4. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Common Stock represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates to holders of surrendered certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect therefor or other cost incurred by the Corporation in connection with such issuance.

          SECTION 5. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          SECTION 6. AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Section B shall be effective without the prior approval of the holders of a majority of the Common Stock outstanding at the time such action is taken.

          FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

          (a)  The election of directors need not be by written ballot.

          (b) (i) The number of directors of the Corporation shall be such number, not less than three nor more than thirteen, as shall be specified from time to time in the manner provided in the bylaws, provided that no action decreasing the number of directors shall have the effect of shortening the term of any incumbent director and provided further that no action shall be taken by the directors (whether through amendment to the bylaws or otherwise) to increase the number of directors as specified from time to time unless at least three-quarters (75%) of the directors then in office shall concur in said action.

               (ii) Effective upon the declaration of effectiveness by the Securities and Exchange Commission of the Corporation's registration statement for the sale of Common Stock pursuant to a Public Offering (the "Effective Date"), the Board of Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible; the term of office of those of the first class ("Class I Directors") to continue until the first annual meeting of stockholders following the Effective Date and until their successors are duly elected and qualified or until their earlier resignation, death or removal; the term of office of those of the second class ("Class II Directors") to continue until the second annual meeting following the Effective Date and until their successors are duly elected and qualified or until their earlier resignation, death or removal, and the term of office of those of the third class ("Class III Directors") to continue until the third annual meeting following the Effective Date and until their successors are duly elected and qualified or until their earlier resignation, death or removal. At each annual meeting of the Corporation the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified or until their earlier resignation or removal. Prior to the Effective Date, the stockholders of the Corporation shall adopt a resolution designating, from among the members of the Board of Directors at the time of adoption of such resolution, directors to serve as Class I Directors, Class II Directors and Class III Directors.


               (iii) Notwithstanding anything to the contrary in this Restated and Amended Certificate of Incorporation or the bylaws of the Corporation, (A) vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, or by the sole remaining director, even though less than a quorum of the Board of Directors, (B) any director elected in accordance with clause (A) of this paragraph (iii) shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director's successor shall have been elected and qualified, (C) the number of directors shall be fixed only by a vote of the Board of Directors, (D) no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors and (E) stockholders may effect the removal of any director or directors only for cause, any such removal for cause requiring the affirmative vote of holders of a majority of the shares outstanding and entitled to vote in the election of directors.

               (c) The Board of Directors shall have the power and authority:

                   (1) to adopt, amend or repeal bylaws of the Corporation,
               subject only to such limitation, if any, as may be from time to time imposed by law or by the bylaws; and

                   (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any, or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith; and

                   (3) subject to any provision of applicable statute or of the bylaws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the Corporation except as conferred by statute or authorized by the bylaws or by the Board of Directors.

               (d) A merger or consolidation between the Corporation and any other corporation or business entity that requires the approval of the stockholders of the Corporation under the provisions of the Delaware General Corporation Law in effect from time to time, or a sale, lease or exchange of all or substantially all of the assets of the Corporation, or a voluntary dissolution of the Corporation, may be authorized only by the affirmative vote of holders of at least two-thirds (66.66%) of the outstanding capital stock of the Corporation entitled to vote thereon (including the affirmative vote of holders of at least two-thirds (66.66%) of any class or series of capital stock entitled to vote separately thereon).

               (e) No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent of stockholders, unless a consent or consents in writing, setting forth the action so taken, is signed by the holders of all outstanding shares of capital stock of the Corporation entitled to vote thereon and delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Article Fifth (e) to the Corporation, written consents signed by all of the stockholders entitled to vote thereon are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

               (f) Article Fifth (b), Article Fifth (c), Article Fifth (d), Article Fifth (e) and this Article Fifth (f) of this Restated and Amended Certificate of Incorporation, may be amended only by the vote of holders of at least two-thirds (66.66%) of the capital stock of the Corporation issued, outstanding and entitled to vote (including the holders of at least two-thirds (66.66%) of the issued and outstanding shares of any class or series entitled to vote separately thereon).

          SIXTH: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Sixth shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

          IN WITNESS WHEREOF, CompUSA Inc. has caused its corporate seal to be affixed hereunder and this Restated and Amended Certificate of Incorporation to be signed by James F. Halpin, its President, and attested by Mark R. Walker, its Secretary, as of the 8th day of November, 1996.


                                         CompUSA Inc.



                                         By  /s/ James F. Halpin
                                           ------------------------------
                                           James F. Halpin, President



ATTEST:



   /s/ Mark R. Walker
---------------------------
Mark R. Walker, Secretary